Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 3, of our report dated June 8, 2015, relating to the balance sheet of Electrum Special Acquisition Corporation as of April 10, 2015, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from December 12, 2014 (inception) to April 10, 2015, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC.

New York, New York
June 8, 2015